FENTURA
Financial, Inc.

FENTURA FINANCIAL, INC.
C/O BROADRIDGE, 51 MERCEDES WAY
EDGEWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 11, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FETM2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58554-S99766

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FENTURA FINANCIAL, INC.

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. The approval of Agreement and Plan of Merger, dated as of July 25, 2024, by and between ChoiceOne Financial Services, Inc. ("ChoiceOne") and Fentura Financial, Inc. ("Fentura") and the transactions contemplated thereby, including the merger of Fentura with and into ChoiceOne.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. The approval of adjournment of the Fentura special meeting, if necessary or appropriate, to solicit additional proxies in favor of proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V58555-S99766

FENTURA FINANCIAL, INC.
Special Meeting of Shareholders
December 12, 2024 08:00 AM
This proxy is solicited on behalf of the Board of Directors

The shareholders hereby appoints Ronald L. Justice and Aaron D. Wirsing or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FENTURA FINANCIAL, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/FETM2024SM at 08:00 AM EST on December 12, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side